   As filed with the Securities and Exchange Commission on September 19, 2001

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RYDER SYSTEM, INC.
             (Exact name of registrant as specified in its charter)


            Florida                                     59-0739250
   (State of incorporation)                (I.R.S. Employer Identification No.)


                    3600 N.W. 82nd Ave., Miami, Florida 33166
                    (Address of principal executive offices)

                  RYDER SYSTEM, INC. 1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  Vicki O'Meara
                               Ryder System, Inc.
                   3600 N.W. 82nd Avenue, Miami, Florida 33166
                                 (305) 500-3726
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                                   Proposed                Proposed
                                                                   Maximum                 maximum
                                       Amount                      offering                aggregate         Amount of
Title of securities                    to be                       price                   offering          registration
to be registered                       registered                  per share               price             fee
---------------------------------------------------------------------------------------------------------------------------
Ryder System, Inc.
Common Stock
($.50 par value)                       6,000,000 shares            $20.25(1)             $121,500,000(1)      $30.375

Preferred Share
Purchase Rights                        6,000,000 rights (2)         --                      --                  -- (3)
==========================================================================================================================


(1) Computed pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on September 17, 2001 on the consolidated reporting system.

(2) The preferred share purchase rights (the "Rights") of Ryder System, Inc. (the "Company") are attached to and trade with the Common Stock of the Company. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.

(3) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Company's Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         (b) All other reports filed by the Company or the Ryder System, Inc. 1995 Stock Incentive Plan (the "Plan") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Company's common stock, par value $.50, contained in its Registration Statement on Form S-3, No. 33-33600 filed on February 27, 1990 with the Commission, and any amendment or report filed with the purpose of updating such description.

         (d) The description of the Company's preferred share purchase rights contained in its Registration Statement on Form 8-A filed on April 3, 1996 with the Commission, and any amendment or report filed with the purpose of updating such description.

         All documents subsequently filed by the Company or the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

         Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock and the preferred share purchase rights in connection therewith which may be purchased under the Plan has been passed upon for the Company by Carlos J. Abarca, Senior Counsel of the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Official Florida Statutes, as amended, Chapter 607, Section 607.0850 authorizes the indemnification of officers, directors, employees and agents under certain circumstances.

         Article VIII of the Company's Restated Articles of Incorporation provides that the Company has the power to indemnify its directors, officers, and other employees to the fullest extent permitted by law. Article XII of the Company's By-Laws further provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including attorney's fees) by reason of the fact that such indemnified person is or was a director, officer or employee of the Company, or is or was an agent as to whom the Company




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

has agreed to grant such indemnification, or is or was serving, at the request of the Company, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving as an agent of such corporation, partnership, joint venture, trust or other enterprise.

         The Company maintains directors and officers liability insurance coverage which extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. Currently, the coverage is subject to a deductible amount of $750,000 with policy limits of $40,000,000. The Company pays the premium for this coverage.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8. EXHIBITS.

         See Exhibit Index.

Item 9.  UNDERTAKINGS.

         (a) The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant




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

has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Miami, Florida, on the 19th day of September, 2001

                                       RYDER SYSTEM, INC.
                                       (Company)


                                       By: /s/ Gregory T. Swienton
                                          -------------------------------------
                                                Gregory T. Swienton
                                                President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Name                                      Title                                    Date
           ----                                      -----                                    ----
/s/ Gregory T. Swienton
--------------------------------------      President and
Gregory T. Swienton                         Chief Executive Officer
                                            (Principal Executive Officer)              September 19, 2001

/s/ Corliss J. Nelson
--------------------------------------      Senior Executive Vice
Corliss J. Nelson                           President and
                                            Chief Financial Officer
                                            (Principal Financial Officer)              September 19, 2001

/s/ Kathleen S. Partridge
--------------------------------------      Senior Vice President
Kathleen S. Partridge                       and Controller (Principal
                                            Accounting Officer)                        September 19, 2001




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




/s/ Anthony T. Burns
--------------------------------------                Chairman                        September 19, 2001
Anthony T. Burns*


/s/ Joseph L. Dionne
--------------------------------------                Director                        September 19, 2001
Joseph L. Dionne*


/s/ Edward T. Foote II
--------------------------------------                Director                        September 19, 2001
Edward T. Foote II*


/s/ David I. Fuente
--------------------------------------                Director                        September 19, 2001
David I. Fuente*


/s/ John A. Georges
--------------------------------------                Director                        September 19, 2001
John A. Georges*


/s/ Lynn M. Martin
--------------------------------------                Director                        September 19, 2001
Lynn M. Martin*


/s/ Christine A. Varney
--------------------------------------                Director                        September 19, 2001
Christine A. Varney*


/s/ David T. Kearns
--------------------------------------
David T. Kearns*                                      Director                        September 19, 2001


/s/ Carlos J. Abarca
--------------------------------------
*By: Carlos J. Abarca
          Attorney-in-Fact


                                  EXHIBIT INDEX


Exhibit                                                                                            Registration
Table                                                                                              Statement
Number            Exhibit                                                                          Page
------            -------                                                                          ------------
(4)                        Instruments defining the rights of security
                           holders, including indentures:

                  (a)      By-Laws of the Company, as amended through February
                           16, 2001, previously filed with the Commission as an
                           exhibit to the Company's Annual Report on Form 10-K
                           for the year ended December 31, 2000, are
                           incorporated  by reference herein.                                           *

                  (b)      Restated Articles of Incorporation of the Company,
                           dated November 8, 1985, as amended through May 18,
                           1990, previously filed with the Commission as an
                           exhibit to the Company's Annual Report on Form 10-K
                           for the year ended December 31, 1990, are
                           incorporated by reference herein.                                            *

                  (c)      Rights Agreement between the Company and Boston
                           Equiserve, L.P., dated as of March 8, 1996, previously
                           filed with the Commission as an exhibit to the
                           Company's Registration Statement on Form 8-A
                           dated April 3, 1996, is incorporated by reference herein.                    *




--------------------
* Incorporated by reference as indicated herein.

                                  EXHIBIT INDEX

                                   (continued)


Exhibit                                                                                            Registration
Table                                                                                              Statement
Number            Exhibit                                                                          Page
------            -------                                                                          ------------
(5)               Opinions re legality: Opinion of Carlos J. Abarca, Senior Counsel of
                  the Company.                                                                             9

(23)              Consents of experts and counsel:

                  (a)      Consent of KPMG  LLP,                                                          10
                           Independent Certified Public Accountants.

                  (b)      Letter regarding unaudited financial statements                                11

                  (c)      Consent of Counsel for the Company                                             *

(24)              Powers of Attorney:

                  (a) Anthony T. Burns                                                                    12
                  (b) Joseph L. Dionne                                                                    13
                  (c) Edward T. Foote II                                                                  14
                  (d) David I. Fuente                                                                     15
                  (e) John A. Georges                                                                     16
                  (f) Lynn M. Martin                                                                      17
                  (g) Christine A. Varney                                                                 18
                  (h) David T. Kearns                                                                     19

--------------------
* Included in Exhibit 5




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